UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2004

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053 (IRS
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma		74121-2186
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 8.01.	Other Events.

On October 4, 2004, Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement, which is attached hereto as Exhibit 1.1, with respect to the issuance and sale in an underwritten public offering (the “Common Unit Offering”) by the Partnership of 2,600,000 common units representing limited partner interests (the “Common Units”). The underwriters were also granted an option to purchase up to an additional 390,000 Common Units from the Partnership. The Common Units to be sold in the Common Unit Offering and upon any exercise of the underwriters’ over-allotment option were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-83952). The closing of the Common Unit Offering is expected to occur on October 8, 2004.

Item 9.01.	Financial Statements and Exhibits.

Each exhibit identified below is filed as part of this report:

Exhibit 1.1	Underwriting Agreement dated as of October 4, 2004 by and among the Partnership, the underwriters named therein and the other parties thereto relating to the Common Unit Offering.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

Exhibit 99.1	Press Release of the Partnership dated October 4, 2004 regarding the pricing of the Common Unit Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its General Partner

Date: October 6, 2004	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated as of October 4, 2004 by and among the Partnership, the underwriters named therein and the other parties thereto relating to the Common Unit Offering.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

Exhibit 99.1	Press Release of the Partnership dated October 4, 2004 regarding the pricing of the Common Unit Offering.